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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 1998 relating to the consolidated financial statements of AirTouch Communications, Inc., which appears on page 29 of the AirTouch Communications, Inc. 1997 Annual Report to Stockholders, which is incorporated by reference in AirTouch Communications, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report dated February 23, 1998 relating to the consolidated financial statements of CMT Partners, which appears on page S-3 of such Annual Report on Form 10-K. We also consent to the incorporation by reference our reports on the Financial Statement Schedule of AirTouch Communications, Inc. and Financial Statement Schedule of CMT Partners which appear on page X-1 and S-12, respectively, of such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
November 6, 1998


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